Exhibit 99.1

Waterstone Financial, Inc. Announces Results of Operations for the Quarter and the Nine Months Ended September 30, 2014.

WAUWATOSA, WI – 10/24/2014 – Waterstone Financial, Inc. (NASDAQ: WSBF), holding company for WaterStone Bank, reported net income for the third quarter of 2014 of $4.8 million, compared to $3.8 million for the quarter ended June 30, 2014 and $3.2 million for the quarter ended September 30, 2013.  Net income per diluted share was $0.14 for the third quarter of 2014 as compared to $0.11 per diluted share for the second quarter of 2014 and $0.09 per diluted share for the third quarter of 2013.

"The community banking and mortgage banking segments performed well during the quarter with revenue and net income up in both segments on a linked quarter and year over year basis reflecting our balance sheet growth, improving credit quality, and focus on operating efficiency." stated Doug Gordon, President and Chief Executive Officer of the Company.

The increase in net income compared to the previous quarter and the same quarter in the prior year was attributable to both the community banking and mortgage banking segments.  Community banking segment net income totaled $3.4 million for the quarter ended September 30, 2014 compared to $2.8 million for quarter ended June 30, 2014 and $2.5 million for the quarter ended September 30, 2013.  Community banking operations were positively impacted by a $1.2 million increase in net interest income to $10.5 million during the third quarter of 2014 compared to $9.3 million during the third quarter of 2013.  Net income for the community banking segment was also positively impacted by a $750,000 decline in provision for loan losses from $1.0 million during the third quarter of 2013 to $250,000 in the third quarter of 2014 due to the improving credit quality metrics set forth below.  Expense related to real estate owned returned to a more normalized level during the quarter ended September 30, 2014, compared to the quarter ended September 30, 2013, which was positively impacted by property sales with significant gains.

Mortgage banking segment net income totaled $1.2 million for the quarter ended September 30, 2014 compared to $1.0 million for quarter ended June 30, 2014 and $639,000 for the quarter ended September 30, 2013.  Mortgage banking operations were positively impacted by a 13.3% increase in the volume of loans originated and sold as well as a 6.3% increase in the margins earned on loan sales during the quarter ended September 30, 2014 compared to the quarter ended September 30, 2013.

Credit quality continued its steady pace of improvement during the third quarter of 2014.  Nonaccrual loans have declined by 6.3% to $43.1 million at September 30, 2014 from $46.0 million at June 30, 2014 and have declined 15.4% from $51.0 million at December 31, 2013.  Total past due loans declined 21.1% to $34.6 million at September 30, 2014 from $43.9 million at June 30, 2014 and have declined 21.3% from $44.0 million at December 31, 2013.  Total loans past due less than 90 days have declined 69.6% to $5.3 million at September 30, 2014 from $17.3 million at June 30, 2014 and have declined 60.1% from $13.2 million from December 31, 2013.  The level of loans past due less than 90 days, which represent an early stage indicator of future potential loan loss, is at its lowest level in approximately ten years.

About Waterstone Financial, Inc.

Waterstone Financial, Inc. is the savings and loan holding company for WaterStone Bank. WaterStone Bank was established in 1921 and offers a full suite of personal and business banking products. The Bank has branches in Wauwatosa, Brookfield, Franklin/Hales Corners, Germantown/Menomonee Falls, Oak Creek, Oconomowoc/Lake Country, Pewaukee, Waukesha/Brookfield, West Allis, Wisconsin and a commercial lending branch in Maple Grove, Minnesota. WaterStone Bank is the parent company to Waterstone Mortgage, which offers mortgage banking offices in 16 states. For more information about WaterStone Bank, go to http://www.wsbonline.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include, without limitation, statements regarding expected financial and operating activities and results that are preceded by, followed by, or that include words such as "may," "expects," "anticipates," "estimates" or "believes."  Such statements are subject to important factors that could cause actual results to differ materially from those anticipated by the forward-looking statements.  These factors include (i) exposure to the deterioration in the commercial and residential real estate markets which could result in increased charge-offs and increases in the allowance for loan losses,  (ii) various other factors, including changes in economic conditions affecting borrowers, new information regarding outstanding loans and identification of additional problem loans, which could require an increase in  the allowance for loan losses, (iii) Waterstone's ability to maintain required levels of capital and other current and future regulatory requirements, (iv) the impact of recent and future legislative initiatives on the financial markets, and (v) those factors referenced in Item 1A. Risk Factors in Waterstone's Annual Report on Form 10-K for the year ended December 31, 2013 and as may be described from time to time in Waterstone's subsequent SEC filings, which factors are incorporated herein by reference.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect only Waterstone's belief as of the date of this press release.

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES
SUMMARY OF KEY QUARTERLY FINANCIAL DATA
(unaudited)

	2014			2013
	Q3	Q2	Q1	Q4	Q3
	(Dollars in Thousands)
Performance Ratios:
Return on average assets	1.05%	0.85%	0.42%	0.46%	0.79%
Return on average equity	4.23%	3.27%	1.87%	3.58%	6.04%
Net interest margin	2.55%	2.53%	2.31%	2.43%	2.51%
Efficiency ratio	77.62%	81.65%	88.32%	88.04%	79.77%

Condensed Results of Operations:
Net interest income	$10,914	$10,610	$9,700	$9,561	$9,578
Provision for loan losses	315	285	250	572	1,000
Total noninterest income	23,911	23,196	17,058	17,029	21,030
Total noninterest expense	27,030	27,603	23,632	23,410	24,416
Income before income taxes	7,480	5,918	2,876	2,608	5,192
Income tax expense	2,715	2,148	993	671	1,973
Net income	$4,765	$3,770	$1,883	$1,937	$3,219

Asset Quality Data:
Total non accrual loans	$43,136	$46,021	$47,317	$50,961	$57,422
Real estate owned	25,837	22,117	22,543	22,663	23,147
Total nonperforming assets	$68,973	$68,138	$69,860	$73,624	$80,569

Loans past due less than 90 days	$5,280	$17,337	$16,829	$13,231	$13,538
Loans past due 90 days or more	29,345	26,548	25,611	30,780	35,343
Total past due loans	$34,625	$43,885	$42,440	$44,011	$48,881

Allowance for loan losses	20,439	21,227	23,391	24,264	24,708
Net charge offs	1,103	2,449	1,123	1,016	4,059

Average Balance Sheet Data:
Total assets	1,797,932	1,788,404	1,806,023	1,660,026	1,610,910
Loans receivable and held for sale	1,277,634	1,299,046	1,162,205	1,165,624	1,211,089
Mortgage-related securities	183,356	166,748	125,871	126,490	126,447
Total interest-earning assets	1,700,077	1,680,225	1,706,289	1,557,874	1,513,985
Interest-bearing deposits	836,817	807,831	887,679	916,248	855,975
Borrowings	438,644	453,211	444,823	464,035	485,488
Total interest-bearing liabilities	1,275,461	1,261,042	1,332,502	1,445,487	1,341,463
Total shareholders' equity	446,615	461,965	407,977	214,539	211,307

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
	(Unaudited)
	September 30, 2014	December 31, 2013
Assets	(In Thousands, except share data)
Cash	$110,848	428,832
Federal funds sold	25,732	93
Interest-earning deposits in other financial institutions and other short term investments	4,702	244
Cash and cash equivalents	141,282	429,169
Securities available for sale (at fair value)	279,373	213,418
Loans held for sale (at fair value)	144,193	97,021
Loans receivable	1,111,719	1,092,676
Less: Allowance for loan losses	20,439	24,264
Loans receivable, net	1,091,280	1,068,412

Office properties and equipment, net	26,274	27,090
Federal Home Loan Bank stock (at cost)	17,500	17,500
Cash surrender value of life insurance	50,640	39,378
Real estate owned	25,837	22,663
Prepaid expenses and other assets	22,946	32,388
Total assets	$1,799,325	1,947,039

Liabilities and Shareholders' Equity
Liabilities:
Demand deposits	$90,600	93,275
Money market and savings deposits	119,974	513,716
Time deposits	664,577	637,750
Total deposits	875,151	1,244,741

Short-term borrowings	-	21,197
Long-term borrowings	434,000	434,000
Advance payments by borrowers for taxes	23,129	2,482
Other liabilities	18,532	30,147
Total liabilities	1,350,812	1,732,567

Shareholders' equity:
Common stock (par value $.01 per share)	344	341
Additional paid-in capital	313,841	110,480
Retained earnings	156,611	151,195
Unearned ESOP shares	(22,848)	(854)
Accumulated other comprehensive (loss) income, net of taxes	565	(1,429)
Treasury shares (2,724,353 shares), at cost	-	(45,261)
Total shareholders' equity	448,513	214,472
Total liabilities and shareholders' equity	$1,799,325	1,947,039

WATERSTONE FINANCIAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
	Three months ended		Nine months ended
	September 30,		September 30,
	2014	2013	2014	2013
	(In Thousands, except per share amounts)
Interest income:
Loans	$14,942	14,425	43,178	44,500
Mortgage-related securities	835	455	2,142	1,311
Debt securities, federal funds sold and short-term investments	823	653	2,474	1,806
Total interest income	16,600	15,533	47,794	47,617
Interest expense:
Deposits	1,337	1,237	3,522	4,055
Borrowings	4,349	4,718	13,048	13,917
Total interest expense	5,686	5,955	16,570	17,972
Net interest income	10,914	9,578	31,224	29,645
Provision for loan losses	315	1,000	850	3,960
Net interest income after provision for loan losses	10,599	8,578	30,374	25,685
Noninterest income:
Service charges on loans and deposits	317	316	904	1,029
Increase in cash surrender value of life insurance	630	528	1,082	929
Mortgage banking income	22,053	18,173	58,743	65,616
(Loss) gain on sale of available for sale securities	-	-	-	(9)
Other	911	2,013	3,436	3,205
Total noninterest income	23,911	21,030	64,165	70,770
Noninterest expenses:
Compensation, payroll taxes, and other employee benefits	18,169	16,575	51,418	53,001
Occupancy, office furniture, and equipment	2,577	2,218	7,883	5,995
Advertising	678	718	2,252	2,339
Data processing	582	516	1,701	1,476
Communications	430	398	1,250	1,148
Professional fees	441	626	1,471	1,762
Real estate owned	665	(163)	1,918	(9)
FDIC insurance premiums	336	516	1,046	1,569
Other	3,152	3,012	9,325	8,453
Total noninterest expenses	27,030	24,416	78,264	75,734
Income before income taxes	7,480	5,192	16,275	20,721
Income tax expense	2,715	1,973	5,857	7,950
Net income	$4,765	3,219	10,418	12,771
Income per share:
Basic	$0.14	0.09	0.31	0.37
Diluted	$0.14	0.09	0.31	0.37